UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2023

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b,2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2023, the Board of Directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”), appointed Travis C. Doster, age 56, as Chief Communications Officer of the Company, effective as of November 9, 2023. In this role, he is responsible for leading the Company’s communications, marketing, events, public affairs, government relations and corporate sustainability functions. Mr. Doster joined the Company in 2006, as the Director, then Senior Director, of Communications where he served until his promotion to Vice President of Communications in 2018. Prior to joining the Company, Mr. Doster was a Vice President at FSA Public Relations, where he and his staff provided a number of services, including public relations, crisis management and issues management, for national clients, including, Jimmy John’s Gourmet Sandwich Shops, Qdoba Mexican Grill, and Cameron Mitchell Restaurants. Mr. Doster has over 30 years of media, public relations, and industry experience.

Mr. Doster does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Chief Communications Officer Employment Agreement

In connection with his appointment as the Company’s Chief Communications Officer, the Company entered into an employment agreement with Mr. Doster on November 9, 2023.  The employment agreement has an effective date of November 9, 2023 and an initial term expiring on January 7, 2025. Thereafter, the term will automatically renew for successive one-year terms unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

Base Salary. The employment agreement establishes an annual base salary of $500,000. During the term of his employment agreement, base salary increases are at the discretion of the Compensation Committee.

Incentive Bonus. The employment agreement also provides an annual short-term cash incentive opportunity with a base target bonus of $400,000 (which amount shall be prorated based on his 2023 fiscal year service commencing on November 9, 2023 and continuing to and through December 26, 2023), with increases in the target bonus amount at the discretion of the Compensation Committee. During the term of his employment agreement, the performance criteria and terms of bonus awards are at the discretion of the Compensation Committee. The targets are currently based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the Compensation Committee of the Board.

Stock Awards.   The employment agreement provides that the Compensation Committee of the Board may grant stock awards to Mr. Doster during the term of his employment agreement. The amount, performance criteria and terms of equity awards are at the discretion of the Compensation Committee of the Board. In connection with the same, on November 9, 2023, the Compensation Committee authorized the grant of 3,100 service-based restricted stock units with a grant date of November 9, 2023 for his 2024 fiscal year service under the employment agreement to be calculated in the manner described in this paragraph. The number of service-based restricted stock units were calculated by dividing $325,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on November 8, 2023), with such quotient being rounded up or down to the nearest 100 shares. These service-based restricted stock units will vest on January 8, 2025, provided he is still employed as of the vesting date.

The service-based restricted stock units granted to Mr. Doster are in addition to (A) the 834 service-based restricted stock units granted on May 10, 2023 and scheduled to vest on May 10, 2024 relating to his Q1 2023 service, (B) the 837 service-based restricted stock units granted on August 2, 2023 and scheduled to vest on August 2, 2024 relating to his Q2 2023 service, (C) the 911 service-based restricted stock units granted on November 1, 2023 and scheduled to vest on November 1, 2024 relating to his Q3 2023 service, and (D) a certain number of service-based restricted stock units to be granted in February 2024 following the release of the Company’s Q4 2023 earnings and scheduled to vest in February 2025 relating to his Q4 2023 service, which will be calculated by dividing $92,500 by the closing sales price of the Company’s common stock on the day immediately prior to the grant date.

Additionally, on November 9, 2023, the Compensation Committee authorized the grant of 1,700 performance-based restricted stock units with a grant date of November 9, 2023 for his 2024 fiscal year service under the employment agreement to be calculated in the manner described in this paragraph. The number of performance-based restricted stock units were calculated by dividing $175,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on November 8, 2023), with such quotient being rounded up or down to the nearest 100 shares. These performance-based restricted stock units will vest on January 8, 2025, subject to the achievement of defined goals established by the Compensation Committee of the Board. The performance targets are based upon earnings per share growth and pre-tax profits. Depending on the level of achievement of the goals, the number of performance-based restricted stock units may be reduced to zero or increased to a maximum of two times the target amount shown above.

Separation and Change in Control Arrangements.  Mr. Doster’s employment agreement generally provides that if his employment is terminated during the term of the employment agreement for a Qualifying Reason (as defined in the employment agreement), the Company will pay the officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined in the employment agreement), in which case an amount equal to Mr. Doster’s current base salary remaining for the then existing term of his employment agreement will be paid. In addition, if his termination occurs for a Qualifying Reason within 12 months following a Change in Control, then he shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to his target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

The employment agreement also provides for the reduction of Change in Control payments to the maximum amount that could be paid to Mr. Doster without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. For purposes of his employment agreement, termination for a Qualifying Reason is generally defined to be attributable to one of the following: (i) the result of Mr. Doster having submitted to the Company his resignation in accordance with a request by the Board or the chief executive officer, provided that such request is not based on the Company’s finding that Cause for termination exists, (ii) a termination for Good Reason (as defined in the employment agreement) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles Mr. Doster to benefits under the Company’s long-term disability plan. The severance payments are generally contingent upon his execution of a full release of claims against the Company and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If his employment is terminated for any reason other than a Qualifying Reason (such as his death, disability or for Cause), then the Company will pay only the base salary accrued for the last period of actual employment and any accrued paid time off, in accordance with policies of the Company in effect from time to time.

Non-competition and other Restrictions. Mr. Doster has agreed not to compete with us during the term of his employment and for a period of two years following the termination of his employment agreement. The employment agreement also contains confidentiality, non-solicitation, and non-disparagement provisions. The employment agreement contains a "clawback" provision that any compensation paid or payable pursuant to the employment agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the employment agreement.

ITEM 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: November 13, 2023	By:	/s/ Gerald L. Morgan
Gerald L. Morgan
Chief Executive Officer

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